EXHIBIT 3.8

                               Sub Lease Agreement

                               SUB LEASE AGREEMENT


BETWEEN: NWP INDUSTRIES INC. (the "Sublandlord")

AND UNITECH ENERGY CORP. (the "Subtenant")


By a lease agreement dated November 16, 2001 (the "Headlease"), the Sublandlord leased from HDL Investments Inc. (the "Landlord") premises comprising a rental area of 3,880 square feet in the building described as 715 - 5th Avenue S.W., Calgary, Alberta.

Unitech Energy Corp. (the "Subtenant"), hereby agrees to Sublease from the Sublandlord the premises described below:

1.   SUBLEASED PREMISES

     The Subleased premises to be Subleased to the Subtenant from the Sublandlord shall be three offices of rentable area on the Fourth (4th) floor of the building described as 715 - 5th Avenue S.W., Calgary, Alberta, as outlined in yellow on the plan attached hereto as Schedule "A" (the "Subleased Premises").

2.   TERM

     The Sublease shall be for a year to year term (the "Term") commencing on September 25, 2004 (the "Commencement Date") and ending not less than Sixty
     (60) days written notice from the Subtenant or Sublandlord in the Sublease Agreement (the "Expiry Date").

3.   RENT

     The Subtenant shall pay to the Sublandlord annual gross rent for the Subleased Premises in respect of each year of the term, payable in advance and in equal monthly payments (the "Gross Rent") commencing on the Commencement Date. The annual gross rent to be Sixteen Thousand, Eight Hundred Dollars ($16,800.00)

4.   USE OF PREMISES

     The Subleased Premises shall be used and occupied by the Subtenant only for the purpose of general office space.

5.   NOTICES

     The address for the service of notices on the Sublandlord and the Subtenant shall be as follows:

         To the Sublandlord:        NWP INDUSTRIES INC.
                                    400, 715 - 5th Avenue S.W.
                                    Calgary, Alberta  T2P 2X6

         To the Subtenant:          UNITECH ENERGY CORP.
                                    400, 715 - 5the Avenue S.W.
                                    Calgary, Alberta  T2P 2X6

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6.   DEPOSIT

     Upon execution of this Agreement, the Subtenant shall deliver to the Sublandlord a deposit in the amount of One Thousand Four Hundred Dollars ($1,400.00) not including GST (the "Deposit") payable to NWP Industries Inc. This deposit shall be applied to the last months' rent falling due under the Sublease.

7.   RULES AND REGULATIONS

     The Subtenant agrees to abide by the reasonable rules and regulations as the same are established by the Sublandlord from time to time for the safety, care and cleanliness of the Building.

8.   SCHEDULES

     The schedules attached hereto shall form part of this Agreement:

                 Schedule "A" - Floor Plan of Sublease Premises

IN WITNESS WHEREOF the Sublandlord and Subtenant have executed this Agreement on the 10th day of September 2004 in the City of Calgary located in the Province of Alberta, Canada.


                                    SUBLANDLORD

                                    NWP INDUSTRIES INC.


                                    Per:_________________________________ (Seal)



                                    SUBTENANT

                                    UNITECH ENERGY CORP.


                                    Per: /s/James Durward
                                         ---------------------
                                            James Durward
                                            President


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